                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              THOUSAND TRAILS, INC.
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: N/A

[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

     (1)  Amount Previously Paid: N/A

     (2)  Form, Schedule or Registration Statement No.: N/A

     (3)  Filing party: N/A

     (4)  Date filed: N/A

                              THOUSAND TRAILS, INC.
                           2711 LBJ FREEWAY, SUITE 200
                               DALLAS, TEXAS 75234


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 16, 2000


To the Stockholders of Thousand Trails, Inc.:

         You are invited to attend the Annual Meeting of the Stockholders of Thousand Trails, Inc., a Delaware corporation ("Thousand Trails"), which will be held at Thousand Trails' offices at 2711 LBJ Freeway, Suite 200, Dallas, Texas, at 10:00 a.m., on Thursday, November 16, 2000, for the following purposes:

(1) To elect the directors of Thousand Trails, who will serve until the election and qualification of their successors.

(2) To consider and act upon the ratification of Arthur Andersen LLP as Thousand Trails' independent certified public accountants for the fiscal year ending June 30, 2001.

(4) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         All of these proposals are more fully described in the Proxy Statement, which follows. Only holders of shares of Thousand Trails common stock at the close of business on September 29, 2000 are entitled to notice of, and to vote at, this annual meeting and any and all adjournments thereof.


                                   By Order of the Board of Directors

                                   /s/ WALTER B. JACCARD

                                   Corporate Secretary

Dallas, Texas
October 6, 2000

         Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the annual meeting, you may revoke your proxy and vote your shares in person.

                              THOUSAND TRAILS, INC.

                                 PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 16, 2000

                                  INTRODUCTION

     The enclosed proxy is solicited by the Board of Directors of Thousand Trails, Inc., a Delaware corporation ("Thousand Trails"), for use at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, November 16, 2000, or any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held at Thousand Trails' principal executive offices at 2711 LBJ Freeway, Suite 200, Dallas, Texas. The telephone number of Thousand Trails' principal executive offices is (972) 243-2228. Thousand Trails mailed the accompanying Notice of Annual Meeting, this proxy statement and the accompanying proxy on or about October 6, 2000.

PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, holders of Thousand Trails' common stock (the "Stockholders") will be asked to elect six directors, who will hold office until the Annual Meeting of Stockholders in 2001 and, in each case, until his successor is elected and qualified. The Stockholders will also be asked to ratify the appointment of Arthur Andersen LLP as Thousand Trails' independent certified public accountants for the fiscal year ending June 30, 2001, and to transact such other business as may properly come before the meeting or any adjournment thereof.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

     The Board of Directors recommends that you vote to:

(1) Elect as directors the nominees named in this proxy statement and the accompanying proxy.

(2) Ratify Arthur Andersen LLP as Thousand Trails' independent certified public accountants.

                             RECORD DATE AND VOTING

     The Board of Directors established the close of business on September 29, 2000, as the record date for the determination of Stockholders entitled to notice of the Annual Meeting and to vote thereat and at any adjournment thereof. On that date, Thousand Trails had issued and outstanding 8,084,374 shares of common stock, par value $.01 per share (the "Common Stock"). Thousand Trails did not have any other shares of capital stock outstanding.

     Each Stockholder will be entitled to one vote per share of Common Stock in connection with the election of each of the six directors, the ratification of the independent certified public accountants, and each other matter that may be properly brought before the Annual Meeting. The Stockholders do not possess cumulative voting rights.

     The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding will constitute a quorum at the meeting. Shares represented at the meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Assuming that a quorum is present or represented at the meeting, the election of each of the six directors and the ratification of Arthur Andersen LLP as

Thousand Trails' independent certified public accountants require the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting. With respect to the election of directors, votes may be cast for a nominee or withheld. Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in such nominee(s) receiving fewer votes. However, the number of votes otherwise received by such nominee(s) will not be reduced by such action. Under the rules of the American Stock Exchange, if a broker forwards the proxy statement and the accompanying material to its customers before the Annual Meeting, the broker may vote the customers' shares on each of the proposals if the broker does not receive voting instructions from the customers prior to the Annual Meeting. With respect to all of the proposals, abstentions and broker non-votes, because they are not affirmative votes, will have the same effect as withholding authority with respect to the election of directors or voting against the proposal. Proxies will be received and tabulated by American Stock Transfer & Trust Company, Thousand Trails' transfer agent.

     Proxyholders will vote the shares of Common Stock represented by valid proxies at the meeting in accordance with the directions given. If a Stockholder signs and returns a proxy card without giving any directions, the proxyholders will vote the shares for the election of the six nominees for director listed herein and on the proxy and for the ratification of Arthur Andersen LLP as Thousand Trails' independent certified public accountants. The Board of Directors does not intend to present, and has no information that others will present, any other business at the Annual Meeting. However, in their discretion, the proxyholders are authorized to (a) vote upon such other matters presented at the meeting that the Board of Directors did not know would be presented a reasonable time before this solicitation, (b) vote to approve the minutes of the last annual meeting of Stockholders (which approval will not amount to ratification of the action taken at that meeting), (c) vote for the election of such substitute nominees for director as the Board of Directors may propose if any nominee listed herein is unavailable to stand for election as a result of unforeseen circumstances, and (d) vote upon matters incident to the conduct of the meeting.

     A Stockholder giving a proxy has the right to revoke it at any time before it is voted. The proxy may be revoked by written notice to the Secretary received at Thousand Trails' offices at 2711 LBJ Freeway, Suite 200, Dallas, Texas 75234, before November 16, 1999, or by written notice delivered in person at the Annual Meeting to the Secretary prior to the commencement of the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a previously granted proxy.

     In addition to mailing this material to Stockholders, Thousand Trails has asked banks and brokers to forward copies to persons for whom they hold shares of Common Stock and request authority to execute the proxies. Thousand Trails will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. The directors, officers, and other employees of Thousand Trails may, without being additionally compensated, solicit proxies by mail, telephone, e-mail, facsimile, or personal contact. All proxy soliciting expenses will be paid by Thousand Trails in connection with the solicitation of votes for the Annual Meeting.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding beneficial ownership of Common Stock by each person known to Thousand Trails to have owned more than 5% of the outstanding shares of Common Stock on September 29, 2000. The following is based solely on statements filed with the Securities and Exchange Commission (the "SEC") or other information that Thousand Trails believes to be reliable. Each of the named Stockholders has sole voting and investment power with respect to the shares shown, except as noted below.

                                                       NUMBER OF SHARES          PERCENTAGE OF
        NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIALLY OWNED       OUTSTANDING SHARES
        ------------------------------------          ------------------       ------------------

Andrew M. Boas ...................................        4,337,686(1)             53.5%(1)
c/o Carl Marks Management Co., LP
135 East 57th Street
New York, New York 10022

Carl Marks Management Co., LP. ...................        3,977,344(1)             49.2%(1)
135 East 57th Street
New York, New York 10022

Carl Marks Strategic Investments, LP. ............        2,836,863(1)             35.1%(1)
c/o Carl Marks Management Co., LP
135 East 57th Street
New York, New York 10022

Carl Marks Strategic Investments II, LP. .........        1,140,481(1)             14.1%(1)
c/o Carl Marks Management Co., LP
135 East 57th Street
New York, New York 10022

IAT Reinsurance Syndicate, Ltd. ..................        1,124,500(2)             13.9%(2)
c/o Peter R. Kellogg
Spear, Leeds & Kellogg
120 Broadway
New York, New York 10271

Peter R. Kellogg .................................        1,124,500(2)             13.9%(2)
c/o Spear, Leeds & Kellogg
120 Broadway
New York, New York 10271


                                   (continued)

                                                       NUMBER OF SHARES          PERCENTAGE OF
        NAME AND ADDRESS OF BENEFICIAL OWNER          BENEFICIALLY OWNED       OUTSTANDING SHARES
        ------------------------------------          ------------------       ------------------

Robert C. Ruocco .................................        4,294,329(1)             53.1%(1)
c/o Carl Marks Management Co., LP
135 East 57th Street
New York, New York 10022

William J. Shaw ..................................          998,152(3)             11.9%(3)
Thousand Trails, Inc.
2711 LBJ Freeway, Suite 200
Dallas, TX 75234



(1) The ownership of these shares of Common Stock includes multiple beneficial ownership of the same shares. Carl Marks Strategic Investments, LP ("CM Strategic") owns 2,836,863 shares of Common Stock. Carl Marks Management Co., LP ("CM Management") is the general partner of CM Strategic. CM Management, therefore, beneficially owns all of the shares of Common Stock that CM Strategic beneficially owns. Carl Marks Strategic Investments II, LP ("CM Strategic II") owns 1,140,481 shares of Common Stock. CM Management is the general partner of CM Strategic II and, therefore, beneficially owns all of the shares of Common Stock that CM Strategic II beneficially owns. Messrs. Boas and Ruocco are each a general partner of CM Management. Messrs. Boas and Ruocco, therefore, beneficially own all of the shares of Common Stock that CM Management beneficially owns. In addition, Carl Marks Offshore Management, Inc., an investment management company, exercises investment discretion over an advisory account that owns 316,985 shares of Common Stock. Messrs. Boas and Ruocco are executive officers of such investment management company and therefore beneficially own such shares. In addition, Mr. Boas (i) owns 11,569 shares of Common Stock, (ii) is deemed to own an additional 29,200 shares because he owns options to acquire 5,000 shares at a price of $.79 per share, 5,000 shares at a price of $.80 per share, 10,000 shares at a price of $1.08 per share, 5,000 shares at a price of $3.71 per share, and 4,200 shares at a price of $4.25 per share, and (iii) beneficially owns 2,588 shares because he is a co-trustee of a trust that owns these shares. CM Strategic, CM Strategic II, CM Management, and Messrs. Boas and Ruocco disclaim the existence of a group. The reported voting and investment power over these shares is as follows: (i) CM Strategic - sole voting and investment power over 2,836,863 shares, (ii) CM Strategic II - sole voting and investment power over 1,140,481 shares, (iii) CM Management - sole voting and investment power over 3,977,344 shares, (iv) Mr. Boas - sole voting and investment power over 43,357 shares and shared voting and investment power over 4,294,329 shares, and (v) Mr. Ruocco - shared voting and investment power over 4,294,329 shares.

                                   (continued)

   The following table shows the beneficial ownership of the shares of Common Stock described in this footnote:


                                                      CM              CM                CM                                MR.
                                                   STRATEGIC      STRATEGIC II      MANAGEMENT        MR. BOAS          RUOCCO
                                                 ------------     ------------     ------------     ------------     ------------
Shares owned by CM Strategic ................       2,836,863                         2,836,863        2,836,863        2,836,863

Shares owned by CM Strategic II .............                        1,140,481        1,140,481        1,140,481        1,140,481

Shares over which an investment management
 company affiliated with Messrs. Boas and
 Ruocco possesses investment discretion
                                                                                                         316,985          316,985

Shares owned by Mr. Boas ....................                                                             11,569

Options owned by Mr. Boas ...................                                                             29,200

Shares held in trust over which Mr. Boas
 is a Co-Trustee ............................                                                              2,588
                                                 ------------     ------------     ------------     ------------     ------------

             Total ..........................       2,836,863        1,140,481        3,977,344        4,337,686        4,294,329
                                                 ============     ============     ============     ============     ============

Percentage of outstanding shares ............            35.1%            14.1%            49.2%            53.5%            53.1%

----------

     CM Strategic, CM Strategic II, and their affiliates (collectively, the "Major Stockholders") have entered into a Stockholder Agreement, dated April 5, 1999, with Thousand Trails (the "Stockholder Agreement"). The Stockholder Agreement limits the ability of the Major Stockholders to enter into any Extraordinary Transaction (as defined below) with Thousand Trails by requiring the prior approval of either (a) the Board of Directors (including a majority of Disinterested Directors (as defined below)) or (b) the other Stockholders. In any Stockholder vote under clause (b) above, the Major Stockholders have agreed to vote or cause to be voted their shares of Common Stock in the same proportion as the votes cast by or on behalf of the other Stockholders on such Extraordinary Transaction. The Stockholder Agreement also requires the Major Stockholders (a) to be represented in person or by proxy at all Stockholder meetings considering Extraordinary Transactions and (b) to require any of their transferees, who as a result of a transfer of shares by the Major Stockholders, acquires a majority of the voting securities of Thousand Trails, to be bound by the provisions of the Stockholder Agreement. For purposes of the Stockholder Agreement, "Disinterested Director" means a director who is not one of the Major Stockholders and who does not have a Material Relationship (as defined) with any of the Major Stockholders, and "Extraordinary Transaction" means
     (1) any "Rule 13e-3 transaction" as defined by Rule 13e-3 under the Securities Exchange Act of 1934 and in effect on April 5, 1999, or (2) the adoption of any plan or proposal for the liquidation or dissolution of Thousand Trails, or any spin-off or split-up of any kind involving Thousand Trails, in any case (whether pursuant to clause 1 or 2) that was proposed by or on behalf of the Major Stockholders.

(2) The ownership of these shares of Common Stock includes multiple beneficial ownership of the same shares. IAT Reinsurance Syndicate, Ltd. owns 1,124,500 shares of Common Stock. Peter Kellogg is the sole holder of the voting shares of IAT Reinsurance Syndicate, Ltd. and, therefore, beneficially owns all of the shares of Common Stock that IAT Reinsurance Syndicate, Ltd. beneficially owns.

(3) The shares of Common Stock owned by Mr. Shaw include (i) vested stock options for 319,568 shares at a price of $0.69 per share and 4,200 shares at a price of $4.25 per share, and (ii) 641,038 shares held by the William
     J. Shaw Family Partnership, LP ("FLP"), a limited partnership. Mr. Shaw controls the sole general partner of FLP, and trusts for the benefit of Mr. Shaw and his children and grandchildren are the limited partners. Mr. Shaw disclaims beneficial ownership of the shares held by FLP except to the extent of his partnership interests therein.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides a summary of the beneficial ownership of Common Stock by (i) directors, (ii) the Chief Executive Officer, (iii) the other executive officers named in the executive compensation table set forth herein and (iv) the directors and executive officers as a group. Thousand Trails obtained this information from its directors and executive officers. Unless otherwise indicated, these individuals possess sole voting and investment power with respect to the shares that they beneficially own.

                                                    NUMBER OF SHARES          PERCENTAGE OF
NAME                                               BENEFICIALLY OWNED      OUTSTANDING SHARES
----                                               ------------------      ------------------

Andrew M. Boas ..............................          4,337,686(1),(2)           53.5%

William F. Dawson ...........................             40,833(2)                  *

R. Gerald Gelinas ...........................             77,555(2),(3)              *

Walter B. Jaccard ...........................             60,833(2)                  *

William P. Kovacs ...........................             79,200(2)                  *

Donald R. Leopold ...........................             19,200(2)                  *

H. Sean Mathis ..............................             49,200(2)                  *

Douglas K. Nelson ...........................             29,200(2)                  *

Bryan D. Reed ...............................              3,333(2)                  *

William J. Shaw .............................            998,152(2),(4)           11.9%

All directors and executive officers as a
   group (10 individuals) ...................          5,695,192(2)               65.8%

----------

(1) See footnote number 1 to the preceding table for a description of Mr. Boas' beneficial ownership of Common Stock.

(2) The shares of Common Stock beneficially owned by the following individuals include vested stock options for the number of shares following their name:
     Mr. Boas, 29,200; Mr. Dawson, 40,833; Mr. Gelinas, 30,833; Mr. Jaccard, 60,833; Mr. Kovacs, 29,200; Mr. Leopold, 19,200; Mr. Mathis, 9,200, Mr.
     Nelson, 29,200; Mr. Reed, 3,333, Mr. Shaw, 323,768; and all directors and executive officers as a group, 575,600.

(3)  Includes 2,400 shares held by Mr. Gelinas' spouse.

(4) See footnote number 3 to the preceding table for a description of Mr. Shaw's' beneficial ownership of Common Stock.

* Less than 1%.

                                   PROPOSAL I

                            THE ELECTION OF DIRECTORS

         The Board of Directors of Thousand Trails presently consists of six directors. The Board of Directors has nominated the six persons named below for election as a director to serve until the Annual Meeting of Stockholders in 2001 and, in each case, until his successor is elected and qualified. Each of the nominees has indicated that he is willing and able to serve as a director. If any nominee becomes unable or unwilling to serve as a result of unforeseen circumstances, the proxyholders will vote for the election of such substitute nominee as the Board of Directors may propose.

         The following table sets forth information regarding each nominee for election as a director. Each of the nominees is a current director of Thousand Trails. Except as otherwise indicated, each director has been engaged in the principal occupation described below for at least five years.

                                       OFFICES AND POSITIONS       DIRECTOR                BOARD COMMITTEE
       NAME                 AGE         WITH THOUSAND TRAILS        SINCE                    MEMBERSHIPS
       ----                 ---        ---------------------       --------                ---------------

Andrew M. Boas               45                 None               December       Audit, Marketing, and Nominating
                                                                     1991
William P. Kovacs            54                 None               December       Audit, Compensation, and Special
                                                                     1991
Donald R. Leopold            51                 None               December          Compensation and Marketing
                                                                     1995
H. Sean Mathis               53                 None               December       Audit, Compensation, Nominating,
                                                                     1991                    and Special

Douglas K. Nelson            57                 None               December          Marketing, Nominating, and
                                                                     1991                      Special

William J. Shaw              57        Chairman of the Board,         May                        None
                                        President, and Chief         1995
                                         Executive Officer

     Andrew M. Boas is a general partner of CM Management, a registered investment advisor that is the general partner of investment partnerships specializing in investments in troubled companies. Since May 1994, he has also been President of Carl Marks Offshore Management, Inc. Mr. Boas also has been
(i) a Managing Director of Carl Marks & Co., Inc., formerly a broker-dealer firm, since December 1977, (ii) a director of CMCO Inc., an investment banking firm, since March 1988, (iii) a director of Sport and Health, LLC, an operator of fitness centers, since October 1994, and (iv) a director of Seneca Foods, Inc., a processor of vegetables, since September 1998. Mr. Boas also served as a director of Herman's Sporting Goods, Inc., from March 1993 to March 1996; and a director of Pratt & Lambert United, Inc., a manufacturer of consumer and industrial coatings, from August 1994 to January 1996.

     William P. Kovacs is Director, Secretary, Vice President, General Counsel, and Chief Compliance Officer of Conseco Capital Management, Inc., an investment management subsidiary of Conseco, Inc. He also holds similar positions with other affiliates of Conseco Capital Management, Inc. From January 1998 to December 1998, Mr. Kovacs was of counsel with the law firm of Shefsky & Froelich Ltd. From January 1997 to December 1997, Mr. Kovacs was of counsel with the law firm of Rudnick & Wolf LLP. From March 1996 to

December 1998, Mr. Kovacs was President of MDRC, Inc., a dispute resolution and consulting firm. Previously Mr. Kovacs was a Vice President and Assistant Secretary of Kemper Financial Services, Inc., the investment management subsidiary of Kemper Corp.

     Donald R. Leopold is a senior partner of Sherbrooke Associates, Inc., a marketing, strategic planning, and organization development consulting firm. From May 1994 to September 1995, Sherbrooke Associates, Inc. performed consulting services for Thousand Trails with respect to its sales and marketing operations, and Mr. Leopold was primarily responsible for such work.

     H. Sean Mathis has been President of Litchfield Asset Holdings, a private investment firm, since 1982. He is also a director of Arch Communications Group, Inc., a wireless communications company, and Kasper A.S.L., Ltd., an apparel manufacturer. From 1996 to 1999, Mr. Mathis was also Chief Executive Officer of Allis Chalmers, Inc., an industrial manufacturer. He was Vice President of such company from 1989 to 1996. From 1996 to 1997, Mr. Mathis was Chairman of the Board of Universal Gym Equipment Inc., a manufacturer of exercise equipment, which filed for protection under the Bankruptcy Code in 1997. From 1993 to 1995, Mr. Mathis was President and a director of RCL Capital Corporation, which was merged into DISC Graphics, a graphics firm, in November 1995.

     Douglas K. Nelson is President of Strategic Directions, a management consulting firm which focuses on businesses in the areas of leisure, sports, and entertainment. From February 1970 through March 1976, Mr. Nelson was an associate with McKinsey and Co., Inc., a management consulting firm.

     William J. Shaw joined Thousand Trails in May 1995 as Chairman of the Board, President, and Chief Executive Officer. Since July 1995, Mr. Shaw has also been Chairman of the Board, President, and Chief Executive Officer of Thousand Trails' two principal operating subsidiaries, Thousand Trails, Inc. ("Trails") (until it was merged into Thousand Trails in July 1996) and National American Corporation ("NACO"). From July 1998 to September 1999, Mr. Shaw also served as acting Chief Financial Officer of Thousand Trails. Mr. Shaw has also been a director of Anchor Glass Container Corporation, a producer of glass containers, since May 1998. From February 1989 to October 1993, Mr. Shaw was a director and the President and Chief Executive Officer of Ameriscribe Management Services, Inc., a national provider of reprographic and related facilities management services. Ameriscribe Management Services, Inc. was sold to Pitney Bowes in November 1993. From 1983 to January 1989, Mr. Shaw was the President and Chief Executive Officer of Grandy's, a Dallas based chain of fast service restaurants.

                               BOARD OF DIRECTORS

     MEETINGS. During the fiscal year ended June 30, 2000, the Board of Directors held one regularly scheduled meeting and six special meetings. Each director attended at least 75% or more of all meetings of: (i) the Board of Directors held during the periods for which he was a director, and (ii) the committees to which he was assigned during the periods that he served.

     AUDIT COMMITTEE. The Board of Directors has an Audit Committee (the "Audit Committee"), presently composed of Messrs. Boas, Kovacs, and Mathis. Pursuant to its Charter, the Audit Committee represents the Board of Directors in discharging its responsibility relating to the accounting, reporting, and financial practices of the Company, and it has general responsibility for surveillance of internal controls and accounting and audit activities of the Company. During the fiscal year ended June 30, 2000, the Audit Committee held four meetings.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Board of Directors has a Compensation Committee (the "Compensation Committee"), presently composed of Messrs. Kovacs, Leopold, and Mathis. The Compensation Committee recommends to the Board of Directors (i) the base salaries and bonuses of the officers of Thousand Trails and (ii) the awards that Thousand Trails should make under its stock plans. During the fiscal year ended June 30, 2000, the Compensation Committee held three meetings.

     MARKETING COMMITTEE. The Board of Directors has a Marketing Committee (the "Marketing Committee"), presently composed of Messrs. Boas, Leopold, and Nelson. The Marketing Committee reviews sales and marketing programs, direction, and other issues with senior management. During the fiscal year ended June 30, 2000, the Marketing Committee did not meet.

     NOMINATING COMMITTEE. The Board of Directors has a Nominating Committee (the "Nominating Committee"), presently composed of Messrs. Boas, Mathis, and Nelson. The Nominating Committee recommends to the Board of Directors the individuals to be nominated for director at the Annual Meeting of Stockholders. The Nominating Committee will consider nominees for director recommended by any Stockholder. To make such a recommendation with respect to directors to be elected at the 2001 annual meeting, a Stockholder should contact Thousand Trails at its principal executive offices on or before the deadline for submitting Stockholder proposals set forth on the next to last page of this Proxy Statement. During the fiscal year ended June 30, 2000, the Nominating Committee held one meeting.

     SPECIAL COMMITTEE. The Board of Directors has a Special Committee (the "Special Committee") of independent directors, presently composed of Messrs. Kovacs, Mathis, and Nelson. The Special Committee is authorized to review and make recommendations to the full Board of Directors regarding certain financing alternatives and other transactions involving the capital structure of Thousand Trails. During the fiscal year ended June 30, 2000, the Special Committee did not meet.

     COMPENSATION OF DIRECTORS. Non-employee directors are compensated for their services on the Board of Directors and any committees on which they serve. Each non-employee director receives a retainer of $24,000 per year and $500 for each day that he attends a meeting of the Board of Directors or committee thereof. Thousand Trails also reimburses such directors for their travel and lodging expenses when attending meetings. The following table summarizes amounts paid to each non-employee director during the fiscal year ended June 30, 2000, excluding reimbursements of travel and lodging expenses. Mr. Shaw did not receive additional compensation for serving as a director.

                                                                       AMOUNT PAID FOR
       NAME                                 ANNUAL RETAINER               MEETINGS
       ----                                 ---------------            ---------------

   Andrew M. Boas                                $24,000                   $2,000

   William P. Kovacs                              24,000                    2,500

   Donald R. Leopold                              24,000                    2,000

   H. Sean Mathis                                 24,000                    2,500

   Douglas K. Nelson                              24,000                    2,500

                               EXECUTIVE OFFICERS

     The following table sets forth information regarding the current executive officers of Thousand Trails, who each serve at the pleasure of the Board of Directors.

             NAME                       AGE                          Offices
             ----                       ---                          -------

       William J. Shaw                   57        Chairman of the Board, President, and
                                                      Chief Executive Officer

      R. Gerald Gelinas                  54        Vice President of Sales and Marketing

      Walter B. Jaccard                  47        Vice President, General Counsel,
                                                      and Secretary

        Bryan D. Reed                    43        Vice President and Chief Financial and
                                                      Accounting Officer

     William J. Shaw's business experience is described above.

     R. Gerald Gelinas joined Thousand Trails in September 1995 as Vice President of Sales and Marketing. From January 1988 through June 1995, Mr. Gelinas served as Senior Vice President, Marketing, for Club Corporation of America ("CCA"), an owner and manager of country clubs and golf courses. While with CCA, Mr. Gelinas also served as Chairman for two CCA subsidiaries, Associate Clubs International ("ACI") and Associate Club Publications ("ACPI"), from January 1992 through June 1995. ACI operates a fee-based network, which provides members with various services including access to other CCA and non-CCA clubs, hotels, and resorts. ACPI produces and distributes a bi-monthly magazine to CCA members. From May 1984 through September 1988, Mr. Gelinas served as Senior Vice President, Marketing, for Ramada, Inc., which owns and manages hotel facilities.

     Walter B. Jaccard has been Vice President, General Counsel, and Secretary of Thousand Trails since December 1992. Mr. Jaccard had previously been Vice President and General Counsel of Trails since January 1987 and Secretary since January 1988. He served as Associate General Counsel of Trails from 1983 to 1986. Mr. Jaccard has also been Vice President and Assistant Secretary of NACO since August 1989, and a director of NACO since February 1992.

     Bryan D. Reed has been Vice President and Chief Financial Officer of Thousand Trails since September 1999 and Chief Accounting Officer since August 1998. Mr. Reed served as Controller from June 1995 to July 1998, and as Assistant Controller from July 1994 to May 1995. From June 1992 to June 1994, Mr. Reed served as Controller of Ben Hogan Company, a manufacturer of golf equipment. Mr. Reed is a Certified Public Accountant.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation received from Thousand Trails and its subsidiaries for the three fiscal years ended June 30, 2000 by Thousand Trails' Chief Executive Officer, the three other executive officers who were serving as executive officers at the end of fiscal 2000, and the most highly compensated officer of a subsidiary of Thousand Trails, who is not considered an executive officer for reporting purposes (collectively, the "Named Executive Officers").

                                                                                  LONG-TERM
                                          ANNUAL COMPENSATION                    COMPENSATION
                                    ----------------------------------           ------------
                                                          OTHER ANNUAL            SECURITIES           ALL OTHER
NAME AND PRINCIPAL                  SALARY     BONUS      COMPENSATION            UNDERLYING          COMPENSATION
     POSITION              YEAR      ($)        ($)           ($)               OPTIONS (#)(1)           ($)(2)
------------------         ----     ------     -----      ------------          --------------        ------------


William F. Dawson,         2000    169,750     20,000         -0-                        -0-              3,017
CEO of Resort Parks        1999    169,750     10,000         -0-                     2,500               2,877
International, Inc.        1998    169,750     30,000         -0-                        -0-              3,339
("RPI")

R. Gerald Gelinas,         2000    138,231     30,000         -0-                        -0-              3,425
Vice President of          1999    136,500     15,000         -0-                     2,500               2,936
Sales and Marketing        1998    133,500     30,000         -0-                        -0-              1,654


Walter B. Jaccard,         2000    148,731     30,000         -0-                        -0-              2,869
Vice President,            1999    147,000     20,000         -0-                     2,500               2,830
General Counsel, and       1998    143,500     25,000         -0-                        -0-              2,690
Secretary


Bryan D. Reed,             2000    116,346     30,000         -0-                        -0-              2,415
Vice President and         1999     98,000     20,000         -0-                     2,500               1,878
Chief Financial and        1998     90,000     10,000         -0-                        -0-              1,621
Accounting Officer

William J. Shaw,           2000    271,154    259,637         -0-                        -0-              8,205
President and Chief        1999    262,500    127,379         -0-                     4,200               2,908
Executive Officer          1998    256,250    178,425         -0-                        -0-              1,374

----------

(1) Awards are grants of stock options pursuant to Thousand Trails' 1991 and 1993 Employee Plans.

(2) Amounts include contributions made by Thousand Trails under its Stock Purchase Plan, 401(k) Plan, and Non-Qualified Plan. The amounts do not include compensation payable to the Named Executive Officers under their employment agreements upon the termination of their employment if their employment has not terminated because no amounts have been paid or accrued therefor. See "Employment Contracts" below.

EMPLOYMENT CONTRACTS

     In May 1995, Thousand Trails entered into an employment agreement with Mr. Shaw. Under this employment agreement, as amended, Mr. Shaw's base salary is not less than $287,500 per year. If Mr. Shaw's employment is terminated, other than for cause, Thousand Trails must pay Mr. Shaw a severance payment equal to his annual base salary multiplied by two.

     In September 1992, Thousand Trails entered into an employment agreement with Mr. Dawson. Under this employment agreement, as amended, Mr. Dawson's base salary is not less than $169,750 per year, and he may receive a bonus each year at the discretion of Thousand Trails' Chief Executive Officer. If Mr. Dawson's employment is terminated, other than for cause, Thousand Trails must pay Mr. Dawson a severance payment equal to six months of his annual base salary.

     In September 1995, Thousand Trails entered into an employment agreement with Mr. Gelinas. Under this employment agreement, Mr. Gelinas' base salary is not less than $141,500 per year, and he may receive a bonus each year at the discretion of Thousand Trails' Chief Executive Officer. If Mr. Gelinas' employment is terminated, other than for cause, Thousand Trails must pay Mr. Gelinas a severance payment equal to his annual base salary.

     In December 1992, Thousand Trails entered into an employment agreement with Mr. Jaccard. Under this employment agreement, as amended, Mr. Jaccard's base salary is not less than $152,000 per year, and he may receive a bonus each year at the discretion of Thousand Trails' Chief Executive Officer. If Mr. Jaccard's employment is terminated, other than for cause, Thousand Trails must pay Mr. Jaccard a severance payment equal to his annual base salary.

     In October 1999, Thousand Trails entered into an employment agreement with Mr. Reed. Under this employment agreement, Mr. Reed's base salary is not less than $125,000 per year, and he may receive a bonus each year at the discretion of Thousand Trails' Chief Executive Officer. If Mr. Reed's employment is terminated, other than for cause, Thousand Trails must pay Mr. Reed a severance payment equal to his annual base salary.

STOCK OPTION AGREEMENT

     At their annual meeting in 1996, the Stockholders approved the grant to Mr. Shaw of options to purchase 664,495 shares of Common Stock at $0.69 per share. The options are evidenced by a stock option agreement, dated as of August 1, 1996 (the "Stock Option Agreement") that was approved by the Special Committee of independent directors. Options to purchase 144,927 shares of Common Stock are intended to be eligible for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the remaining options are non-qualified options for such purposes.

     The options granted to Mr. Shaw are exercisable immediately, in full or in part, for a term of ten years, while Mr. Shaw is in the employ of Thousand Trails and for a 90 day period thereafter, except in the event of the termination of Mr. Shaw's employment due to death or permanent disability, in which case the options are exercisable for one year thereafter, or for "cause," in which case the options will terminate immediately. However, Mr. Shaw is not permitted to exercise the options if, and to the extent that, such exercise would violate the restrictions in Article IX of Thousand Trails' Restated Certificate of Incorporation, which are designed to prevent an "ownership change" for federal tax purposes. In the event options would otherwise expire at a time Mr. Shaw is not permitted to exercise all or a portion of the options because to do so would violate these restrictions, generally the term of the options will be extended with respect to that portion of the options which would violate the restrictions in order to ensure that Mr. Shaw will have at least a 90-day period after the restrictions cease within which to exercise such options. However, solely with respect to that portion of the options intended to be incentive stock options, the restrictions on exercise will not apply during the last 90 days of the ten-year term, and, if unexercised at the end of such ten-year term, such options will expire. Neither the options, nor any interest therein, may be assigned or transferred except by will or the laws of descent and distribution.

     The exercise price is payable in cash, except that with the prior approval of the committees administering the Stock Option Agreement, the exercise price may instead be paid in whole or in part by the delivery to Thousand Trails of a certificate or certificates representing shares of Common Stock, provided that Thousand Trails is not then prohibited by the terms of any contractual obligation or legal restriction from purchasing or acquiring such shares of Common Stock.

     In connection with the options granted under the Stock Option Agreement, Thousand Trails must withhold federal taxes with respect to any ordinary income that Mr. Shaw recognizes in connection with such options. Thousand Trails may also have to withhold state and local taxes with respect thereto. Mr. Shaw must pay such withholding liability to Thousand Trails. With the prior consent of the committees administering the Stock Option Agreement, Mr. Shaw may be allowed to deliver to Thousand Trails shares of Common Stock in the amount of such withholding liability.

STOCK OPTION PLANS

     1991 Employee Plan. Effective December 31, 1991, Thousand Trails adopted the 1991 Employee Stock Incentive Plan (as amended, the "1991 Employee Plan") to enable Thousand Trails and its subsidiaries to attract, retain, and motivate their officers, employees, and non-employee directors. Awards under the 1991 Employee Plan may take various forms, including (i) shares of Common Stock, (ii) options to acquire shares of Common Stock ("Options"), (iii) securities convertible into shares of Common Stock, (iv) stock appreciation rights, (v) phantom stock, or (vi) performance units. Options granted under the 1991 Employee Plan may be (i) incentive stock options ("ISOs"), which have certain tax benefits and restrictions, or (ii) non-qualified stock options ("Non-qualified Options"), which do not have any tax benefits and have few restrictions.

     The Compensation Committee or, in certain circumstances, the Board of Directors may grant awards under the 1991 Employee Plan until December 30, 2001. The recipient of an award duly granted on or prior to such date may thereafter exercise or settle it in accordance with its terms, although Thousand Trails may not issue any shares of Common Stock pursuant to any award after December 30, 2011.

     The Board of Directors may amend or terminate the 1991 Employee Plan at any time and in any manner, provided that (i) an amendment or termination may not affect an award previously granted without the recipient's consent, and (ii) an amendment will not be effective until the Stockholders approve it if any national securities exchange or securities association that lists any of Thousand Trails' securities requires stockholder approval or if Rule 16b-3 requires stockholder approval.

     Thousand Trails reserved 291,780 shares of Common Stock for issuance under the 1991 Employee Plan. To date, options for 163,783 shares are outstanding under the 1991 Employee Plan, and options for 127,499 shares have been exercised. The options have a term of 10 years from the date of grant. All of the outstanding options are fully vested, except for 10,000, which will vest at the rate of 50% per year commencing in May 2001.

     1993 Employee Plan. On December 2, 1993, Thousand Trails adopted the 1993 Stock Option and Restricted Stock Purchase Plan (as amended, the "1993 Employee Plan") in order to enable Thousand Trails and its subsidiaries to attract, retain, and motivate their officers and employees. Awards under the 1993 Employee Plan are restricted to (i) awards of the right to purchase shares of Common Stock ("Stock Awards"), or (ii) awards of Options, which may be either ISOs or Non-qualified Options. The purchase price for any Stock Awards and the exercise price for any Non-qualified Options may be less than the fair market value of the Common Stock on the date of grant. The exercise price of any ISOs may not be less than the fair market value of the Common Stock on the date of grant.

     The Compensation Committee or, in certain circumstances, the Board of Directors may grant awards under the 1993 Employee Plan until October 20, 2003. The termination of the 1993 Employee Plan, however, will not alter or impair any rights or obligations under any award previously granted under the plan.

     The Board of Directors may amend or terminate the 1993 Employee Plan at any time and in any manner, provided that (i) an amendment or termination may not affect an award previously granted without the recipient's consent, (ii) an amendment will not be effective until the Stockholders approve it if any national securities exchange or securities association that lists any of Thousand Trails' securities requires stockholder approval or if Rule 16b-3 requires stockholder approval, and (iii) the Stockholders must approve any amendment decreasing the minimum exercise price specified in the plan for any ISO granted thereunder.

     Thousand Trails reserved 285,919 shares of Common Stock for issuance under the 1993 Employee Plan. To date, options for 133,417 shares are outstanding under the 1993 Employee Plan, and options for 150,500 shares have been exercised. The options have a term of 10 years from the date of grant. All of the outstanding options are fully vested, except for 8,333, which will vest at the rate of 50% per year commencing in May 2001.

     1999 Employee Plan. On November 18, 1999, the Company adopted the 1999 Stock Option and Restricted Stock Purchase Plan (the "1999 Employee Plan") in order to enable the Company and it subsidiaries to attract, retain, and motivate their officers, employees and non-employee directors. Awards under the 1999 Employee Plan are restricted to (i) Stock Awards, or (ii) awards of Options, which may be either ISOs or Non-qualified Options. The purchase price for any Stock Awards and the exercise price for any Non-qualified Options may be less than the fair market value of the Common Stock on the date of grant. The exercise price of any ISOs may not be less than the fair market value of the Common Stock on the date of grant.

     The Compensation Committee or, in certain circumstances, the Board of Directors may grant awards under the 1999 Employee Plan until September 27, 2009. The termination of the 1999 Employee Plan, however, will not alter or impair any rights or obligations under any award previously granted under the plan.

     The Board of Directors may amend or terminate the 1999 Employee Plan at any time and in any manner, provided that (i) an amendment or termination may not affect an award previously granted without the recipient's consent, (ii) an amendment will not be effective until the Stockholders approve it if any national securities exchange or securities association that lists any of the Company's securities requires stockholder approval and (iii) the Stockholders must approve any amendment decreasing the minimum exercise price specified in the plan for any ISO granted thereunder.

     Thousand Trails reserved 140,000 shares of Common Stock for issuance under the 1999 Employee Plan. As of September 29, 2000, no awards had been made under the 1999 Employee Plan.

     Director Plan. On December 2, 1993, Thousand Trails adopted the 1993 Director Stock Option Plan (as amended, the "Director Plan"), which provides for the grant of Options to non-employee directors. Thousand Trails reserved 50,000 shares of Common Stock for issuance under the Director Plan. To date, options for 40,000 shares are outstanding under the Director Plan, all of which are vested, and options for 10,000 shares have been exercised. The options have a term of 10 years from the date of grant.

     The Director Plan was designed to be a "formula plan," pursuant to which each non-employee director would automatically receive a grant of Non-qualified Options to purchase 5,000 shares of Common Stock on the day immediately after each annual meeting of the Stockholders at which directors are elected, beginning with the annual meeting held in December 1993. If on any such day, the number of shares of Common Stock remaining available for issuance under the Director Plan was insufficient for the grant of the total number of Non-qualified Options to which all participants would otherwise be entitled, each participant would receive Non-qualified Options to purchase a proportionate number of the available number of remaining shares. The exercise price of each Non-qualified Option was required to equal the fair market value of such Option on the date of grant, which was defined as the average trading price of the Common Stock during the period beginning 45 days before the date of grant and ending 15 days before the date of grant.

GRANTS OF STOCK OPTIONS IN FISCAL 2000

     No stock options were granted to the Named Executive Officers during fiscal 2000.

AGGREGATE OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR END OPTION VALUES

     The following table sets forth information on the exercise of stock options during fiscal 2000 by each of the Named Executive Officers and the value of unexercised options at June 30, 2000.

                                                                   Number of Securities
                               Shares                             Underlying Unexercised              Value of Unexercised
                             Acquired on         Value                  Options at                    In-the-Money Options
                               Exercise        Realized             Fiscal Year-End (#)              at Fiscal Year-End ($)
Name                             (#)              ($)          -----------------------------     -----------------------------
----                         ------------     ------------     Exercisable    Unexercisable      Exercisable     Unexercisable
                                                               ------------   --------------     ------------    --------------
William F. Dawson                     -0-              -0-           40,833            1,667     $    155,208     $        417

R. Gerald Gelinas                     -0-              -0-           30,833            1,667          111,208              417

Walter B. Jaccard                     -0-              -0-           60,833            1,667          227,983              417

Bryan D. Reed                         -0-              -0-            3,333            1,667            9,458              417

William J. Shaw(1)                    -0-              -0-          423,768              -0-        1,599,604              -0-

----------

(1) Mr. Shaw is generally not permitted to exercise the options to the extent such exercise would violate the restrictions in Article IX of Thousand Trails' Restated Certificate of Incorporation, which are designed to prevent an "ownership change" for federal tax purposes (see "Stock Option Agreement" above).

STOCK PURCHASE PLAN

In August 1999, Thousand Trails adopted the Thousand Trails, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") to give employees and non-employee directors an opportunity to purchase Common Stock through payroll deductions. Under the terms of the Stock Purchase Plan, participants may defer between 1% and 10% of their annual compensation, which will be used to purchase shares of Common Stock on a semi-annual basis. The purchase price paid by participants is 85% of the closing price of the Common Stock as reported by the American Stock Exchange on the date of purchase. The Company pays the other 15% of the purchase price, plus commissions, and the other costs of administering the Stock Purchase Plan. During the year ended June 30, 2000, employees purchased 2,364 shares of Common Stock under the Stock Purchase Plan, of which Mr. Shaw purchased 1,313 shares and Mr. Gelinas purchased 794 shares.

LONG TERM INCENTIVE PLANS

     As of June 30, 2000, Thousand Trails had two long-term incentive plans. The first of these, the Employees Savings Trust (the "401(k) Plan"), is a contributory employee savings plan exempt under Section 401(k) of the Code. An eligible employee participating in the 401(k) Plan may contribute up to 15% of his or her annual salary, subject to certain limitations. In addition, Thousand Trails makes discretionary matching contributions as determined annually by the Board of Directors. Thousand Trails made matching contributions totaling $152,000 for the year ended June 30, 2000, and has committed to make matching contributions for the calendar year ended December 31, 2000, in an amount equal to 45% of the voluntary contributions made by each participant, up to 4% of the participant's annual compensation (or a maximum of 1.8% of the participant's annual compensation). Employer contributions are subject to a seven-year vesting schedule.

      In April 1998, Thousand Trails adopted the Non-Qualified Deferred Compensation Plan (the "Non-Qualified Plan") for the purpose of establishing a deferred compensation plan for certain "highly compensated" employees. An eligible employee participating in this plan may contribute up to 10% of his or her annual salary subject to certain limitations. In addition, Thousand Trails makes discretionary matching contributions as determined annually by the Board of Directors. Thousand Trails made matching contributions totaling $10,000 for the year ended June 30, 2000, and has committed to make matching contributions for the calendar year ended December 31, 2000, in an amount equal to 45% of the combined voluntary contributions made by each participant to the Non-Qualified Plan and 401(k) Plan, up to 4% of the participant's annual compensation (or a maximum of 1.8% of the participants annual compensation). Employer contributions are fully vested at the time the contributions are made.

INDEMNIFICATION

     Under its Bylaws, Thousand Trails must indemnify its present and former directors and officers for the damages and expenses that they incur in connection with threatened or pending actions, suits, or proceedings arising because of their status as directors and officers, provided that they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of Thousand Trails (or with respect to any criminal action or proceeding, provided that they had no reasonable cause to believe that their conduct was unlawful). In connection with this indemnification obligation, Thousand Trails has entered into indemnification agreements with its directors and officers.

     Thousand Trails must advance funds to these individuals to enable them to defend any such threatened or pending action, suit, or proceeding. Thousand Trails cannot release such funds, however, until it receives an undertaking by or on behalf of the requesting individual to repay the amount if a court of competent jurisdiction ultimately determines that such individual is not entitled to indemnification.

     In 1991, Thousand Trails contributed $800,000 to trusts that were established to reimburse its directors and officers for any indemnifiable damages and expenses that they might incur and that would advance defense funds to them. In fiscal 1998, these trusts were partially terminated, and a portion of the trust assets was distributed to Thousand Trails. In July 1999, these trusts were terminated and the remaining trust assets were distributed to Thousand Trails.

REPORT OF THE COMPENSATION COMMITTEE

     Thousand Trails' executive compensation program is administered by the Compensation Committee. The role of the Compensation Committee is to review and approve salaries and other compensation of Thousand Trails' principal officers, including the Named Executive Officers.

     Overall Policy. The Compensation Committee's compensation policies are intended to (i) provide incentives for executive officer performance that results in continuing improvements in Thousand Trails' financial results and
(ii) align the interests of executive officers and Thousand Trails' Stockholders by providing for payment of compensation based on increases in the value of the Common Stock. The Compensation Committee is comprised of independent directors, none of whom is or has been an employee of Thousand Trails.

     Executive Officers. The compensation of executive officers (other than Mr.
Shaw) for fiscal 2000 consisted of a combination of base salary and discretionary cash bonus award. The Compensation Committee has delegated to Mr. Shaw the authority to determine the salary and bonus of such officers if the aggregate annual compensation of the officer is less than $175,000. Pursuant to such delegated authority, in February 2000, the base salaries of Messrs. Gelinas, Jaccard, and Reed were increased to $141,500, $152,000, and $125,000, respectively, which was an increase of from 3-4% over the fiscal 1999 level, and the base salary of Mr. Dawson was continued at the same level as in fiscal 1999.

     Messrs. Jaccard and Reed receive a discretionary cash bonus award based upon achievement of Thousand Trails' overall objectives for the year. Mr. Gelinas receives a discretionary cash bonus award based upon achievement of Thousand Trails' marketing objectives for the year. Mr. Dawson receives a discretionary cash bonus award based upon achievement of Thousand Trails' objectives for RPI for the year. These individuals received cash bonus awards in fiscal 2000 that were more than the awards received in fiscal 1999 because of the acquisition of Leisure Time, the improvement in the Company's sales results, and the improvement in RPI's operating results.

     The Compensation Committee may increase the base salaries of these officers during fiscal 2001. In addition, such persons may receive a discretionary cash bonus award in fiscal 2001 based upon the achievement of objectives related to the performance of Thousand Trails, and they may be granted stock options at the discretion of the Compensation Committee.

     Compensation of Chief Executive Officer. The compensation of Thousand Trails' Chief Executive Officer for fiscal 2000 consisted of a combination of base salary and cash bonus award. In February 2000, the Compensation Committee increased Mr. Shaw's base salary to $287,500, which was an increase of 9.5% over the fiscal 1999 level.

     In fiscal 1998, the Compensation Committee and full Board of Directors approved a performance-based cash bonus award for Mr. Shaw. The amount of the cash bonus award each year is determined as follows: if Thousand Trails' actual net income, as adjusted, for a fiscal year equals or exceeds the net income projected in Thousand Trails' budget, as adjusted, for such fiscal year, Mr. Shaw will receive a cash bonus award equal to 25% of his annual base salary at the end of such fiscal year, plus 7.5% of the amount by which the actual net income, as adjusted, for such fiscal year exceeds the net income projected in the budget, as adjusted, for such fiscal year; provided, however, that the amount of the cash bonus award cannot exceed 100% of Mr. Shaw's annual base salary at the end of such fiscal year. For purposes of computing this bonus, the actual and budgeted net income is adjusted to eliminate the effect of gains on asset sales, nonrecurring income and expenses, reductions in the allowance for doubtful accounts, the net deferral of sales revenue and expense, and income taxes. In addition, the cash bonus award is computed before accrual of the bonus on Thousand Trails' financial records. For fiscal 2000, Mr. Shaw earned a cash bonus award of $259,637 under this formula.

     The Compensation Committee may increase Mr. Shaw's base salary during fiscal 2001. In addition, Mr. Shaw may earn a cash bonus award for fiscal 2001 based on Thousand Trails' performance, which will be computed using the formula described above, and he may be granted stock options at the discretion of the Compensation Committee.

Respectfully submitted,

Andrew M. Boas
William P. Kovacs
Donald R. Leopold
H. Sean Mathis
Douglas K. Nelson


                              CERTAIN TRANSACTIONS

         Thousand Trails has an ongoing arrangement with Mr. Shaw under which it pays all of the expenses Mr. Shaw incurs in operating and maintaining a private airplane that he uses for business travel on behalf of Thousand Trails. During the fiscal year ended June 30, 2000, Thousand Trails paid $334,000 of such expenses.

                                PERFORMANCE GRAPH

         The following Performance Graph compares Thousand Trails' cumulative total Stockholder return on the Common Stock for the period from June 30, 1995 to June 30, 2000 with the cumulative total return of the AMEX market index, and a peer group of companies selected by Thousand Trails for purposes of the comparison and described more fully below (the "Peer Group"). The Common Stock has been publicly traded on the American Stock Exchange since December 4, 1998. Prior thereto, the Common Stock was publicly traded in the over-the-counter market.

      The Performance Graph assumes that $100 was invested on July 1, 1995 in each of the Common Stock, the AMEX market index, and the Peer Group. Dividend reinvestment has been assumed and, with respect to companies in the Peer Group, the returns of each such company have been weighted to reflect relative stock market capitalization.

                         1995       1996        1997        1998        1999        2000
                        ------     ------      ------      ------      ------      ------
Thousand Trails           100       112.5         425       737.5         888         900
Industry                  100      118.42      133.71      167.13      150.42      180.94
AMEX Market Index         100       114.5      121.78      140.79       138.5      159.25

     Peer Group. The Peer Group selected by Thousand Trails for the above Performance Graph is based on SIC Code 799 - Miscellaneous Amusement & Recreation Services - that is presently comprised of the following companies:
Alliance Gaming Corporation, American Coin Merchandising, American Skiing Co., Anchor Gaming, Inc., Argosy Gaming Company, Aztar Corporation, Bally Total Fitness Holding Corporation, Boyd Gaming Corporation, Cedar Fair, LP, Century Casinos, Inc., Dover Downs Entertainment, Inc., Gametech International, Inc., Imax Corporation, Interlott Tech., Inc., Isle of Capris Casinos, Jackpot Enterprises, Inc., JCC Holding Company, Lakes Gaming, Inc., Latin American Casinos, Leisure Time Casino and Resort, Littlefield Corporation, Mandalay Resort Group, MGM Mirage, Inc., MTR Gaming Group, Inc., Multimedia Games, Inc., Quintel Communications, Inc., Sands Regent, Inc., Six Flags, Inc., Sports Club Company, Inc., TBA Entertainment Corporation, Ticketmaster Online, Tickets.Com, Inc., Vail Resorts, Inc., The Walt Disney Company, and Youbet.Com, Inc. During the year ended June 30, 2000, the following companies were added to the Peer
Group: Leisure Time Casino and Resort, Littlefield Corporation, Six Flags, Inc., Sports Club Company, Inc., and

Tickets.Com, Inc. During the year ended June 30, 2000, the following companies were deleted from the Peer Group: American Bingo & Gaming Corporation, American Wagering, Inc., Crown Group, Inc., Family Golf Centers, Inc., Inland Entertainment Corporation, Lady Luck Gaming Corporation, Malibu Entertainment Worldwide, Inc., Mirage Resorts, Inc., Players International, Inc., Premier Parks, Inc., Sports Club Company, Inc., and Visual Edge Systems, Inc. The companies in the Peer Group provide a broad range of amusement and recreation services in several industries.

                                   PROPOSAL II


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                             (ITEM 2 ON PROXY CARD)

     The Audit Committee and the Board of Directors have selected Arthur Andersen LLP as Thousand Trails' independent certified public accountants for the fiscal year ending June 30, 2001, subject to the Stockholders ratifying such selection at the Annual Meeting. Arthur Andersen LLP has audited the accounts of Thousand Trails each year since the fiscal period ended June 30, 1992. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and may make a statement if they desire. These representatives will also be available to respond to appropriate questions from the Stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF ARTHUR ANDERSEN AS THOUSAND TRAILS' INDEPENDENT AUDITORS.

     Audit services of Arthur Andersen for fiscal 2000 included the examination of the consolidated financial statements of Thousand Trails and its subsidiaries and services related to filings with the SEC. The Audit Committee meets with Arthur Andersen LLP on an annual basis at which time the Audit Committee reviews audit and nonaudit services performed by Arthur Andersen LLP for the preceding year as well as the fees charged by Arthur Andersen LLP for such services. Nonaudit services are approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditor's independence.


                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Under Section 16(a) of the Securities and Exchange Act of 1934 and the regulations thereunder, Thousand Trails' directors, executive officers, and beneficial owners of more than 10% of the shares of Common Stock are required to file with the SEC initial reports of Common Stock ownership and reports of changes in ownership therein. Directors, executive officers, and greater than 10% shareholders are required by SEC regulation to send Thousand Trails copies of all Section 16(a) reports they file. Based solely upon its review of the copies of these reports and on written representations from such reporting persons, Thousand Trails believes that during fiscal 2000 such persons filed all required ownership reports and reported all transactions on a timely basis.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

     Thousand Trails' 2001 Annual Meeting of Stockholders is scheduled to be held on November 15, 2001. To be considered for inclusion in the proxy statement for that meeting, Stockholder proposals must be received at Thousand Trails' principal executive offices no later than June 10, 2001. Notice of business proposed to be brought before the annual meeting must be given to Thousand Trails' Secretary in writing in the form provided in the Bylaws of Thousand Trails not less than 60 or more than 90 days prior to the date of such annual meeting, but if less than 60 days notice of the date of such annual meeting is given to the Stockholders, notice of proposed business must be given not later than the tenth day following the day on which the notice of the date of the annual meeting is mailed.

                           INCORPORATION BY REFERENCE

     The material under the headings "Report of the Compensation Committee" and "Performance Graph" in this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Thousand Trails specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                    FORM 10-K

     Thousand Trails is sending to each Stockholder a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2000, which Thousand Trails has filed with the SEC. UPON REQUEST TO WALTER B. JACCARD, THOUSAND TRAILS' SECRETARY, AT 2711 LBJ FREEWAY, SUITE 200, DALLAS, TX 75234, THOUSAND TRAILS WILL SEND WITHOUT CHARGE TO ANY STOCKHOLDER AN ADDITIONAL COPY OF THE ANNUAL REPORT ON FORM 10-K, WHICH INCLUDES THOUSAND TRAILS' FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. Exhibits to the Form 10-K will be provided, if requested, upon payment of the reasonable costs of copying.


                                   By Order of the Board of Directors

                                   /s/ WALTER B. JACCARD

                                   Corporate Secretary



Dallas, Texas
October 6, 1999

                                   APPENDIX A

                                      PROXY

                              THOUSAND TRAILS, INC.
                           2711 LBJ FREEWAY, SUITE 200
                               DALLAS, TEXAS 75234
                          TELEPHONE NO. (972) 243-2228

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints William J. Shaw and Walter B. Jaccard, as Proxyholders, each with the power to appoint his substitute, and hereby authorizes either of them to represent and vote, as designated below, all the shares of the common stock of Thousand Trails, Inc. ("Thousand Trails"), held of record by the undersigned on September 29, 2000, at the annual meeting of stockholders to be held on November 16, 2000, and any adjournment thereof.

     The board of directors of Thousand Trails (the "Board of Directors") recommends a vote "FOR" the following proposals.

1.    ELECTION OF DIRECTORS           [ ]  FOR all nominees listed below (except     [ ]  WITHHOLD AUTHORITY to
                                           marked to the contrary below)                  vote for all nominees

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
     NAME IN THE LIST BELOW.)

     Nominees:
     ANDREW M. BOAS o WILLIAM P. KOVACS o DONALD R. LEOPOLD o H. SEAN MATHIS o
     DOUGLAS K. NELSON o WILLIAM J. SHAW

2.   RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

[ ]  FOR ratification of the nominee    [ ]  AGAINST ratification of the       [ ]  ABSTAIN from voting for
     listed below                            nominee listed below                   ratification of the
                                                                                    nominee listed below

     Nominee:

     ARTHUR ANDERSEN LLP

4. In their discretion, the Proxyholders are authorized to (a) vote upon such other matters presented at the meeting that the Board of Directors did not know would be presented a reasonable time before this solicitation, (b) vote to approve the minutes of the last annual meeting of stockholders (which approval will not amount to ratification of the action taken at that meeting), (c) vote for the election of such substitute nominees for director as the Board of Directors may propose if any of the nominees listed above are unavailable to stand for election as a result of unforeseen circumstances, and (d) vote upon matters incident to the conduct of the meeting.

     THE PROXYHOLDERS WILL VOTE THE UNDERSIGNED'S SHARES OF COMMON STOCK IN THE MANNER DIRECTED HEREIN. IF THE UNDERSIGNED DOES NOT GIVE ANY DIRECTIONS HEREIN, THE PROXYHOLDERS WILL VOTE SUCH SHARES FOR PROPOSALS 1 AND 2.

     Please sign and date below. When shares are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, an authorized officer should sign in the name of the corporation. If a partnership, a general partner should sign in the name of the partnership.

                              DATED:                             , 2000
                                    -----------------------------

                              --------------------------------------------------
                                                 Signature

                              --------------------------------------------------
                                          Signature if held jointly

                              PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.